                                                                    EXHIBIT 99.1

                               NORTH FORK BANCORP
   275 BROADHOLLOW ROAD, MELVILLE, NY 11747 (631) 531-2058 FAX (631) 531-2759

FOR IMMEDIATE RELEASE   CONTACT: DANIEL M. HEALY
                                 EXECUTIVE VICE PRESIDENT
                                 CHIEF FINANCIAL OFFICER
                                 (631) 531-2058

                      NORTH FORK BANCORP REPORTS EARNINGS,
             PER SHARE EARNINGS, COMMERCIAL LOAN AND DEPOSIT GROWTH,
                IMPROVED MARGINS AT THE BANK AND MORTGAGE COMPANY
                  FOR THE FULL YEAR AND FOURTH QUARTER OF 2005

MELVILLE, N.Y. - JANUARY 19, 2006 - NORTH FORK BANCORPORATION, INC. (NYSE: NFB) reported earnings and earnings per share, strong growth in its commercial business, improvements in net interest margin, gain on sale margins, and asset quality as well as continued balance sheet repositioning and substantial completion of its common share repurchase program. Highlights in the current period include:

     - A net interest margin of 3.62%, an improvement of 10 basis points compared to the previous quarter.

     -    Stabilized gain on loan sale margins.

     - 27% annualized growth in commercial loans and 23% annualized growth in total loans, excluding residential mortgages.

     -    54% decline in total non-performing assets, linked quarter.

     - Further reductions in securities and residential mortgages as the balance sheet repositioning program continued.

     - The purchase of 14.2 million shares of common stock under the share repurchase program.

     - Returns on average tangible equity and tangible assets of 27.5% and 1.65%, respectively.

     -    14% increase in cash dividends.

     "Despite the challenging operating environment, we made substantial progress toward our goal of transforming our balance sheet this year leading to a stabilization of our profitability measurements as we had hoped for," said John Adam Kanas, Chairman, President and Chief Executive Officer.

NET EARNINGS AND RETURNS

     Net income for the year ended December 31, 2005 was $949 million or diluted earnings per share of $2.01 compared to $553 million last year or diluted earnings per share of $1.85 representing increases of 72% and 9%, respectively.

     Net income for the quarter ended December 31, 2005 was $210 million or $.45 diluted earnings per share compared to $222 million or diluted earnings per share of $.47 for the comparable period in 2004. The decline in year over year quarterly earnings was due to the flat yield curve and the decision to reposition the balance sheet, thereby reducing interest earning assets.

     The Company's returns on average tangible equity and assets for the full year were 31% and 1.81%, respectively.

     For the quarter ended December 31, 2005, net interest income and net interest margin were $441.9 million and 3.62%, respectively, compared to $474.8 million and 3.85% in 2004. On a linked quarter basis, the net interest margin increased by 10 basis points. Net interest income increased modestly, linked quarter. The Company advised that further improvements in its net interest margin are not expected in the near term considering the inverted yield curve. A modest decline may occur.

     The Company continued its previously disclosed balance sheet repositioning program in the quarter. Investment securities and residential mortgages declined by $704 million and $440 million, respectively. As a result of commercial loan growth, the share repurchase program, and pay off of brokered time deposits, total borrowings remained unchanged, linked quarter. No further changes are expected in the near term relating to the repositioning strategy. "A stronger, less vulnerable balance sheet is our goal," said John Kanas. "We are very flexible and can change this strategy if the interest rate environment should improve. We have little confidence however, of seeing a more friendly rate environment any time soon," he added.

     At quarter end, the Company identified $570 million of investment securities as other than temporarily impaired that were sold in the first quarter of 2006. Consequently, a securities loss of approximately $6 million was recognized. The Company will reinvest the sales proceeds into higher yielding securities.

LOANS

     Loans held-for-investment at December 31, 2005 amounted to $33.2 billion compared to $30.4 billion in 2004. On a linked quarter basis, loans held-for-investment, excluding residential loans, increased by $992 million, an annualized growth rate of 23%. Total commercial loans increased 27% on an annualized basis to $10.9 billion. The commercial and industrial component rose to $4.7 billion, an increase of 36% on an annualized basis. As planned, in connection with the balance sheet repositioning, residential loans declined by $440 million in the quarter. Further reductions are expected in 2006 as the Company changes its asset mix to a greater proportion of commercial loans.

     The demand for the Company's commercial banking services has been intense with its loan pipeline, excluding residential loans, remaining at record levels. "We have experienced remarkable growth in every loan component in our commercial banking model," said John Kanas. "We expect further advances from the GreenPoint Mortgage commercial mortgage wholesale channel," he added.

     Non-performing assets declined, linked quarter, by approximately $56 million or 54% and by $163 million or 77% from the beginning of the year. Net charge-offs in the quarter were 14 basis points. The modest increase in net charge-offs of 6 basis points, linked quarter, was caused primarily by the sale of non-performing loans at a loss of $2.9 million. The overall allowance for loan losses to non-performing loans improved to 703%. The allowance for loan losses of $218 million, when allocated between residential mortgages and all other commercial loans, was .36% and 1.09%, respectively.

DEPOSITS

     At December 31, 2005 total deposits were $36.6 billion, substantially unchanged from the previous quarter. Commercial deposit growth, especially in demand deposits, offset declines experienced in consumer accounts. "We have chosen to concentrate on our commercial business avoiding the rate war being waged for consumer deposits," said John Kanas. "GreenPoint branch business deposit growth is gaining momentum each day," he added.

NON-INTEREST INCOME / EXPENSES

     The efficiency ratio in the final quarter of the year rose slightly to 41.17%; however, the Company remains among the industry's most efficient. Consumer related fees and service charges have been impacted by competition and retail customer attrition. Growth in business fees have offset in part the declining trend.

     Operating expenses in the quarter includes a $15.4 million charge for facility and branch consolidations relating to the GreenPoint conversion into North Fork.

     Non-interest income include a $15.1 million gain on the sale of a minor interest in a non-public mortgage finance entity. The previous earnings contribution of this interest was not significant.

MORTGAGE BANKING BUSINESS

     The Company's mortgage banking subsidiary, GreenPoint Mortgage, generated originations of $9.4 billion in the quarter, contrary to original industry expectations. The spread on loan sales was 105 basis points, reversing declining trends. Gain on sale of loans was $92 million in the quarter compared to $114 million in the prior quarter. At December 31, 2005, the mortgage pipeline was $5.3 billion. "We are on target with our plans to significantly expand commercial mortgage originations through GreenPoint," said John Kanas. "Changing the origination mix toward commercial will offset industry declining origination expectations in residential mortgages while adding valuable assets to our balance sheet," he said.

     In the quarter, the Company recovered approximately $2.3 million of the temporary impairment on the mortgage servicing rights. At December 31, 2005, mortgage servicing rights of $267 million, net of reserve, was 92 basis points of the unpaid principal balance of the related loans serviced.

INCREASE IN CASH DIVIDEND AND SHARE REPURCHASES

     On December 13, 2005, the Board declared an increase of 14% in its regular quarterly cash dividend to $.25 per common share. The dividend will be payable February 15, 2006, to shareholders of record at the close of business on January 27, 2006.

     To date, the Company purchased 14.2 million shares under its previously announced 16 million common share repurchase program at an average price of $26.23 per share.

AUDIO WEBCAST

     A recorded audio webcast reviewing North Fork's results will be available at 8:30 a.m. Eastern Time on January 19, 2006. It is available through the Company's website www.northforkbank.com. A call-in number is also available by dialing toll free (US and Canada) 1-888-350-0137, PIN # 3210 or (International) 1-402-220-5110, PIN # 3210. The webcast will be archived for 5 business days.

                                      * * *

     North Fork is a regional bank holding company headquartered in New York conducting commercial and retail banking from approximately 353 branch locations in the Tri-State area, with a complementary national mortgage banking business.

                                      * * *

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about North Fork's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of North Fork's management regarding future events, many of which by their nature are inherently uncertain and beyond management's control. Actual results may differ materially from those set forth in the forward-looking statements. The following factors, among others, could cause legislative or regulatory changes, actual results to differ from those set forth in these forward-looking statements: changes in the interest rate environment; changes in the securities and real estate markets; increased competition and its effect on pricing, changes in monetary and fiscal policies of the U.S. government, changes in accounting principles, policies, practices or guidelines. Additional factors that could cause North Fork's results to differ materially from those described in the forward-looking statements can be found in the 2004 Annual Report on Form 10-K of North Fork (including under the heading "Forward-Looking Statements"), and in the Quarterly Reports on Form 10-Q of North Fork filed with the Securities and Exchange Commission ("SEC") and available at the SEC's internet site (http://www.sec.gov). The forward-looking statements in this press release speak only as of the date of the press release, and North Fork assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.

                         NORTH FORK BANCORPORATION, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                              THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                         ---------------------------   ---------------------------
                                                         DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                             2005           2004           2005           2004
                                                         ------------   ------------   ------------   ------------
(in thousands, except per share amounts)
INTEREST INCOME:
Loans Held-for-Investment                                  $486,263       $432,826      $1,880,297     $1,078,684
Loans Held-for-Sale                                          75,468         64,391         285,221         64,391
Mortgage-Backed Securities                                  104,415        142,561         493,718        352,816
Other Securities                                             28,934         29,346         116,887         78,743
Money Market Investments                                        455            662           2,358          3,518
                                                           --------       --------      ----------     ----------
   Total Interest Income                                    695,535        669,786       2,778,481      1,578,152
                                                           --------       --------      ----------     ----------
INTEREST EXPENSE:
Savings, NOW & Money Market Deposits                        102,255         56,042         345,622        113,082
Time Deposits                                                56,376         29,204         179,630         66,056
Federal Funds Purchased & Collateralized Borrowings          72,842         93,217         363,430        187,008
Other Borrowings                                             22,123         16,501          79,918         36,785
                                                           --------       --------      ----------     ----------
   Total Interest Expense                                   253,596        194,964         968,600        402,931
                                                           --------       --------      ----------     ----------
   Net Interest Income                                      441,939        474,822       1,809,881      1,175,221
Provision for Loan Losses                                     9,000          7,689          36,000         27,189
                                                           --------       --------      ----------     ----------
   Net Interest Income after Provision for Loan Losses      432,939        467,133       1,773,881      1,148,032
                                                           --------       --------      ----------     ----------
NON-INTEREST INCOME:
Mortgage Banking Income (3)                                  92,648         57,086         420,838         60,842
Customer Related Fees & Service Charges                      40,984         43,901         166,872        114,481
Investment Management, Commissions & Trust Fees               8,824         12,852          38,962         25,181
Other Operating Income                                       11,417         11,385          53,592         31,992
Securities (Losses)/Gains, net                               (6,220)           951          10,139         12,656
Gain on Sale of Other Investments                            15,108          3,351          15,108          3,351
                                                           --------       --------      ----------     ----------
   Total Non-Interest Income                                162,761        129,526         705,511        248,503
                                                           --------       --------      ----------     ----------
NON-INTEREST EXPENSE:
Employee Compensation & Benefits                            139,298        135,568         549,981        306,781
Occupancy & Equipment, net                                   50,169         46,253         192,079        106,174
Amortization of Identifiable Intangibles                      9,244          9,444          36,643         15,109
Other Operating Expenses                                     60,310         64,277         230,764        127,738
Facility Closures Expense                                    15,382             --          15,382             --
                                                           --------       --------      ----------     ----------
   Total Non-Interest Expense                               274,403        255,542       1,024,849        555,802
                                                           --------       --------      ----------     ----------
Income Before Income Taxes                                  321,297        341,117       1,454,543        840,733
Provision for Income Taxes                                  110,847        119,367         505,696        287,737
                                                           --------       --------      ----------     ----------
   Net Income                                              $210,450       $221,750      $  948,847     $  552,996
                                                           ========       ========      ==========     ==========
EARNINGS PER SHARE:
   Basic                                                   $   0.45       $   0.48      $     2.03     $     1.88
   Diluted                                                 $   0.45       $   0.47      $     2.01     $     1.85

       See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                                  DECEMBER 31,   SEPTEMBER 30,   DECEMBER 31,
                                                                      2005           2005           2004
                                                                  ------------   -------------   ------------
(in thousands, except per share amounts)
ASSETS:
Cash & Due from Banks                                             $ 1,037,406     $   740,251    $   972,506
Money Market Investments                                               24,843          17,808         90,394
Securities:
   Available-for-Sale                                              11,295,977      11,989,260     15,444,625
   Held-to-Maturity                                                   104,210         114,505        142,573
                                                                  -----------     -----------    -----------
      Total Securities                                             11,400,187      12,103,765     15,587,198
                                                                  -----------     -----------    -----------
Loans:
   Loans Held-for-Sale                                              4,359,267       4,701,550      5,775,945
   Loans Held-for-Investment                                       33,232,236      32,672,962     30,453,334
      Less: Allowance for Loan Losses                                 217,939         220,347        211,097
                                                                  -----------     -----------    -----------
          Net Loans Held-for-Investment                            33,014,297      32,452,615     30,242,237
                                                                  -----------     -----------    -----------
Goodwill                                                            5,918,116       5,914,562      5,878,277
Identifiable Intangibles                                              114,091         123,334        150,734
Premises & Equipment                                                  438,040         433,775        416,003
Mortgage Servicing Rights                                             267,424         267,347        254,857
Accrued Income Receivable                                             205,892         198,909        205,189
Other Assets                                                          837,308         946,477      1,093,715
                                                                  -----------     -----------    -----------
      Total Assets                                                $57,616,871     $57,900,393    $60,667,055
                                                                  ===========     ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
   Demand                                                         $ 7,639,231     $ 7,478,359    $ 6,738,302
   Savings, NOW & Money Market                                     20,910,161      21,115,093     20,598,994
   Time                                                             8,067,181       8,218,634      7,475,132
                                                                  -----------     -----------    -----------
      Total Deposits                                               36,616,573      36,812,086     34,812,428
                                                                  -----------     -----------    -----------
Federal Funds Purchased & Collateralized Borrowings                 9,700,621       9,572,995     14,593,027
Other Borrowings                                                    1,477,364       1,485,392      1,506,318
                                                                  -----------     -----------    -----------
      Total Borrowings                                             11,177,985      11,058,387     16,099,345
                                                                  -----------     -----------    -----------
Accrued Interest Payable                                              102,229          91,376         70,029
Dividends Payable                                                     116,754         105,153        104,025
Accrued Expenses & Other Liabilities                                  601,089         568,846        700,149
                                                                  -----------     -----------    -----------
      Total Liabilities                                           $48,614,630     $48,635,848    $51,785,976
                                                                  -----------     -----------    -----------
STOCKHOLDERS' EQUITY:
Common Stock, par value $0.01; authorized 1,000,000,000 shares;
   issued 480,592,358 shares at December 31, 2005                 $     4,806     $     4,799    $     4,745
Additional Paid in Capital                                          7,035,314       7,020,325      6,968,493
Retained Earnings                                                   2,581,047       2,486,847      2,064,148
Accumulated Other Comprehensive (Loss)/Income                        (108,898)        (89,052)           240
Deferred Compensation                                                (154,772)       (109,111)      (125,174)
Treasury Stock at Cost;  13,576,252 shares at December 31, 2005      (355,256)        (49,263)       (31,373)
                                                                  -----------     -----------    -----------
   Total Stockholders' Equity                                       9,002,241       9,264,545      8,881,079
                                                                  -----------     -----------    -----------
   Total Liabilities and Stockholders' Equity                     $57,616,871     $57,900,393    $60,667,055
                                                                  ===========     ===========    ===========

      See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
              SELECTED FINANCIAL DATA AND BALANCE SHEET COMPONENTS
                                   (UNAUDITED)

SELECTED FINANCIAL DATA:

                                                           THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                      ---------------------------   ---------------------------
                                                      DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                          2005           2004           2005           2004
                                                      ------------   ------------   ------------   ------------
(in thousands, except ratios and per share amounts)
PER SHARE:
   Net Income - Basic                                   $   0.45       $   0.48       $   2.03       $   1.88
   Net Income - Diluted                                 $   0.45       $   0.47       $   2.01       $   1.85
   Average Shares Outstanding - Basic                    463,336        463,909        467,306        294,491
   Average Shares Outstanding - Diluted                  467,868        471,651        472,791        299,219
   Cash Dividends                                       $   0.25       $   0.22       $   0.91       $   0.84
   Dividend Payout Ratio                                      55%            47%            46%            47%
   Tangible Book Value                                  $   6.36       $   6.03       $   6.36       $   6.03
SELECTED FINANCIAL DATA:
   Return on Average Total Assets                           1.43%          1.50%          1.59%          1.68%
   Return on Average Tangible Assets (1)                    1.65%          1.71%          1.81%          1.82%
   Return on Average Equity                                 9.12%         10.00%         10.36%         15.01%
   Return on Average Tangible Equity (1)                   27.50%         30.35%         31.02%         33.88%
   Tangible Equity to Tangible Assets                       5.76%          5.22%          5.76%          5.22%
   Efficiency Ratio (2)                                    41.17%         40.31%         37.98%         37.56%
   Yield on Interest Earning Assets                         5.64%          5.39%          5.52%          5.46%
   Cost of Funds                                            2.48%          1.82%          2.28%          1.71%
   Net Interest Margin                                      3.62%          3.85%          3.63%          4.09%

                      DECEMBER 31,   SEPTEMBER 30,   DECEMBER 31,
                          2005            2005           2004
                      ------------   -------------   ------------
RISK BASED CAPITAL:
   Tier 1                10.26%          11.00%          9.90%
   Total                 12.73%          13.57%         12.50%
   Leverage Ratio         6.70%           7.09%          6.22%

                                                      DECEMBER 31,   SEPTEMBER 30,   DECEMBER 31,
                                                          2005            2005           2004
                                                      ------------   -------------   ------------
QUARTERLY AVERAGE BALANCE SHEET:
Total Assets                                           $58,232,383    $58,731,915     $58,746,739
Securities                                              11,786,052     12,531,822      15,315,473
Loans Held-for-Sale                                      5,221,652      5,401,495       4,887,454
Loans Held-for-Investment                               32,846,757     32,361,793      29,883,578
Goodwill & Identifiable Intangibles                      6,034,399      6,014,839       5,833,655
Demand Deposits                                          7,771,142      7,547,759       6,593,969
Interest Bearing Deposits                               29,368,629     29,642,762      27,302,465
Federal Funds Purchased & Collateralized Borrowings      9,740,160     10,057,604      13,859,327
Other Borrowings                                         1,484,866      1,505,651       1,516,032
Stockholders' Equity                                     9,157,876      9,293,861       8,820,845
Tangible Stockholders' Equity                            3,123,477      3,279,022       2,987,190

      See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
              SELECTED FINANCIAL DATA AND BALANCE SHEET COMPONENTS
                                   (UNAUDITED)

BALANCE SHEET COMPONENTS:

The following table shows the securities portfolio composition for the periods ended:

                                            DECEMBER 31,   SEPTEMBER 30,   DECEMBER 31,
                                                2005            2005           2004
                                            ------------   -------------   ------------
(in thousands)
SECURITIES - AVAILABLE-FOR-SALE:
   Collateralized Mortgage Obligations       $ 6,921,074    $ 7,391,107    $ 9,820,056
   Agency Pass-Through Certificates            1,956,487      2,138,524      2,737,067
   State & Municipal Obligations                 881,238        844,866        920,112
   Equity Securities                             670,673        669,072        794,005
   U.S. Treasury & Government Agencies           231,152        272,247        363,775
   Other Securities                              635,353        673,444        809,610
                                             -----------    -----------    -----------
      Total Securities Available-for-Sale    $11,295,977    $11,989,260    $15,444,625
Securities Held-to-Maturity                      104,210        114,505        142,573
                                             -----------    -----------    -----------
   TOTAL SECURITIES                          $11,400,187    $12,103,765    $15,587,198
                                             ===========    ===========    ===========

The following tables represent the components of the loans held-for-sale and held-for-investment portfolios for the periods ended:

                               DECEMBER 31,   SEPTEMBER 30,   DECEMBER 31,
                                   2005            2005           2004
                               ------------   -------------   ------------
(in thousands)
LOANS HELD-FOR-SALE:
Residential Mortgages           $3,824,547      $4,225,128     $4,339,581
Home Equity                        496,656         434,824      1,380,247
                                ----------      ----------     ----------
   Total                        $4,321,203      $4,659,952     $5,719,828
Deferred Origination Costs          38,064          41,598         56,117
                                ----------      ----------     ----------
   Total Loans Held-for-Sale    $4,359,267      $4,701,550     $5,775,945
                                ==========      ==========     ==========

                                     DECEMBER 31,   SEPTEMBER 30,   DECEMBER 31,
                                         2005            2005           2004
                                     ------------   -------------   ------------
(in thousands)
LOANS HELD-FOR-INVESTMENT:
Commercial Mortgages                  $ 6,206,416    $ 5,896,835    $ 5,369,656
Commercial & Industrial                 4,709,440      4,324,758      3,046,820
                                      -----------    -----------    -----------
   Total Commercial                    10,915,856     10,221,593      8,416,476
Residential Mortgages                  15,068,443     15,508,008     15,668,938
Multi-Family Mortgages                  4,821,642      4,626,777      4,254,405
Consumer                                1,558,782      1,569,386      1,604,863
Construction and Land                     829,273        716,049        480,162
                                      -----------    -----------    -----------
   Total                              $33,193,996    $32,641,813    $30,424,844
   Deferred Origination Costs, net         38,240         31,149         28,490
                                      -----------    -----------    -----------
   Total Loans Held-for-Investment    $33,232,236    $32,672,962    $30,453,334
                                      ===========    ===========    ===========

      See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
              SELECTED FINANCIAL DATA AND BALANCE SHEET COMPONENTS
                                   (UNAUDITED)

The following tables represent the components of non-performing assets for the periods ended:

                                                   DECEMBER 31,   SEPTEMBER 30,   DECEMBER 31,
                                                       2005            2005           2004
                                                   ------------   -------------   ------------
(dollars in thousands)
NON-PERFORMING ASSETS:
Commercial Mortgages                                  $   498        $  5,451       $ 16,890
Commercial & Industrial                                 7,970           8,137          8,730
                                                      -------        --------       --------
   Total Commercial                                     8,468          13,588         25,620
Residential Mortgages                                  19,315          48,257        103,745
Multi-Family Mortgages                                    550             335          1,290
Consumer                                                2,684           2,399          3,178
Construction and Land                                      --             600             --
                                                      -------        --------       --------
   Non-Performing Loans Held-for-Investment           $31,017        $ 65,179       $133,833
   Non-Performing Loans Held-for-Sale                  13,931          33,137         60,858
   Other Real Estate                                    4,101           7,149         17,410
                                                      -------        --------       --------
      Total Non-Performing Assets                     $49,049        $105,465       $212,101
                                                      =======        ========       ========

                                                   DECEMBER 31,   SEPTEMBER 30,   DECEMBER 31,
                                                       2005            2005           2004
                                                   ------------   -------------   ------------
Allowance for Loan Losses to Non-Performing
   Loans Held-for-Investment                            703%            338%           158%
Allowance for Loan Losses to Total Loans Held-
   for-Investment                                      0.66            0.67           0.69
Non-Performing Loans Held-for-Investment to
   Total Loans Held-for-Investment                     0.09            0.20           0.44
Non-Performing Assets to Total Assets                  0.09            0.18           0.35
Quarterly Net Charge-offs to Average Loans Held-
   for-Investment                                      0.14            0.08           0.14

The following table represents the impact of allocating the allowance for loan losses as of December 31, 2005 and September 30, 2005, into our two portfolio segments:

                                                       DECEMBER 31, 2005                            SEPTEMBER 30, 2005
                                          -------------------------------------------  -------------------------------------------
                                                       RESIDENTIAL &    COMMERCIAL &                RESIDENTIAL &    COMMERCIAL &
                                             TOTAL      MULTI-FAMILY  ALL OTHER LOANS     TOTAL      MULTI-FAMILY  ALL OTHER LOANS
                                          -----------  -------------  ---------------  -----------  -------------  ---------------
(dollars in thousands)
Loans Held-for-Investment                 $33,232,236   $19,928,325     $13,303,911    $32,672,962   $20,165,934     $12,507,028
Allowance for Loan Losses Allocated       $   217,939   $    72,481     $   145,458    $   220,347   $    73,724     $   146,623
Non-Performing Loans Held-for-Investment  $    31,017   $    19,865     $    11,152    $    65,179   $    48,592     $    16,587

Allowance for Loan Losses to Loans Held-
   for-Investment                                0.66%         0.36%           1.09%          0.67%         0.37%           1.17%
                                          ===========   ===========     ===========    ===========   ===========     ===========
Allowance for Loan Losses to Non-
   Performing Loans Held-for-Investment           703%          365%           1304%           338%          152%            884%
                                          ===========   ===========     ===========    ===========   ===========     ===========

      See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
                          NET INTEREST MARGIN ANALYSIS
                                   (UNAUDITED)

     The following table presents a linked quarter analysis of net interest income, on a tax equivalent basis, by each major category of interest earning assets and interest bearing liabilities:

For the Three Months Ended:

                                                           DECEMBER 31, 2005                 SEPTEMBER 30, 2005
                                                   --------------------------------   --------------------------------
                                                     AVERAGE                AVERAGE     AVERAGE                AVERAGE
                                                     BALANCE     INTEREST     RATE      BALANCE     INTEREST     RATE
                                                   -----------   --------   -------   -----------   --------   -------
(dollars in thousands)
INTEREST EARNING ASSETS:
Loans Held-for-Investment                          $32,846,757   $488,643    5.90%    $32,361,793   $471,627    5.78%
Loan Held-for-Sale                                   5,221,652     75,468    5.73%      5,401,495     69,840    5.13%
Securities                                          11,786,052    144,064    4.85%     12,531,822    152,447    4.83%
Money Market Investments                                35,311        493    5.54%         38,668        529    5.43%
                                                   -----------   --------             -----------   --------
   Total Interest Earning Assets                   $49,889,772   $708,668    5.64%    $50,333,778   $694,443    5.47%
                                                   -----------   --------             -----------   --------

NON-INTEREST EARNING ASSETS:
Cash and Due from Banks                            $ 1,005,731                        $ 1,012,515
Other Assets                                         7,336,880                          7,385,622
                                                   -----------                        -----------
   Total Assets                                    $58,232,383                        $58,731,915
                                                   -----------                        -----------

INTEREST BEARING LIABILITIES:
Savings, NOW & Money Market Deposits               $21,229,823   $102,255    1.91%    $21,419,573   $ 91,316    1.69%
Time Deposits                                        8,138,806     56,376    2.75%      8,223,189     49,397    2.38%
                                                   -----------   --------             -----------   --------
   Total Savings and Time Deposits                  29,368,629    158,631    2.14%     29,642,762    140,713    1.88%

Fed. Funds Purchased & Collateralized Borrowings     9,740,160     72,842    2.97%     10,057,604     86,343    3.41%
Other Borrowings                                     1,484,866     22,123    5.91%      1,505,651     20,684    5.45%
                                                   -----------   --------             -----------   --------
   Total Borrowings                                 11,225,026     94,965    3.36%     11,563,255    107,027    3.67%
                                                   -----------   --------             -----------   --------
      Total Interest Bearing Liabilities           $40,593,655   $253,596    2.48%    $41,206,017   $247,740    2.39%
                                                   -----------   --------             -----------   --------
Interest Rate Spread                                                         3.16%                              3.08%

NON-INTEREST BEARING LIABILITIES:
Demand Deposits                                    $ 7,771,142                        $ 7,547,759
Other Liabilities                                      709,710                            684,278
                                                   -----------                        -----------
   Total Liabilities                                49,074,507                         49,438,054
   Stockholders' Equity                              9,157,876                          9,293,861
                                                   -----------                        -----------
      Total Liabilities and Stockholders' Equity   $58,232,383                        $58,731,915
                                                   -----------                        -----------
Net Interest Income and Net Interest Margin                      $455,072    3.62%                  $446,703    3.52%
Less: Tax Equivalent Adjustment                                   (13,133)                           (12,153)
                                                                 --------                           --------
      Net Interest Income                                        $441,939                           $434,550
                                                                 --------                           --------

      See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
                     MORTGAGE BANKING - FINANCIAL HIGHLIGHTS
                                   (UNAUDITED)

                                                                         QUARTERLY HIGHLIGHTS
                                        YEAR-TO-DATE   --------------------------------------------------------
                                        DECEMBER 31,   DECEMBER 31,  SEPTEMBER 30,     JUNE 30,      MARCH 31,
                                            2005           2005           2005           2005          2005
                                        ------------   -----------   -------------   ------------   -----------
(dollars in thousands)
COMPARATIVE MORTGAGE LOAN VOLUMES
Total Applications Received             $72,345,985    $15,613,973    $17,254,701    $21,195,474    $18,281,837
                                        -----------    -----------    -----------    -----------    -----------
LOANS ORIGINATED:
   Specialty Products (a)               $19,148,814    $ 4,787,403    $ 4,827,831    $ 5,302,469    $ 4,231,111
   Home Equity                            5,450,355      1,114,617      1,280,684      1,566,306      1,488,748
   Jumbo/Agency                          17,657,230      3,488,135      4,302,550      5,553,487      4,313,058
                                        -----------    -----------    -----------    -----------    -----------
      Total Loans Originated            $42,256,399    $ 9,390,155    $10,411,065    $12,422,262    $10,032,917
                                        ===========    ===========    ===========    ===========    ===========

Pipeline (b)                            $ 5,325,629    $ 5,325,629    $ 6,376,081    $ 7,594,398    $ 7,407,671
Interest Rate Lock Commitments (c)        2,386,809      2,386,809      2,349,097      2,891,179      2,523,344
Loans Held-for-Sale                       4,359,267      4,359,267      4,701,550      6,398,119      5,350,823

LOAN SALES (3):
   Specialty Products                   $18,360,430    $ 4,570,651    $ 5,061,097    $ 4,394,898    $ 4,333,784
   Home Equity                            5,413,700        865,665      1,500,767      1,466,771      1,580,497
   Jumbo/Agency                          13,338,986      3,277,851      4,381,960      3,240,177      2,438,998
                                        -----------    -----------    -----------    -----------    -----------
      Total Loan Sales                  $37,113,116    $ 8,714,167    $10,943,824    $ 9,101,846    $ 8,353,279
                                        ===========    ===========    ===========    ===========    ===========
AVERAGE MARGIN ON LOAN SALES:
   Specialty Products                          1.27%          1.18%          1.13%          1.35%          1.45%
   Home Equity                                 1.74%          1.49%          1.88%          2.05%          1.45%
   Jumbo/Agency                                0.78%          0.76%          0.65%          0.92%          0.84%
                                        -----------    -----------    -----------    -----------    -----------
      Average Margin on Loan Sales             1.16%          1.05%          1.04%          1.31%          1.27%
                                        ===========    ===========    ===========    ===========    ===========
GAINS ON SALE OF LOANS (3):
   Specialty Products                   $   233,028    $    53,867    $    56,956    $    59,455    $    62,750
   Home Equity                               94,098         12,929         28,172         30,139         22,858
   Jumbo/Agency                             103,484         24,819         28,459         29,655         20,551
                                        -----------    -----------    -----------    -----------    -----------
      Total Gain on Sale of Loans (d)   $   430,610    $    91,615    $   113,587    $   119,249    $   106,159
                                        ===========    ===========    ===========    ===========    ===========

(a)  Specialty products include: Alt A, No Doc and A minus programs.

(b)  The pipeline represents applications received, but not yet funded.

(c) Represents commitments to lend where the rates are guaranteed to the borrower for a specific period of time.

(d) Gain on sale of loans differ from amounts reported under generally accepted accounting principles on the accompanying income statement due to the fair value adjustment on loans held-for-sale totaling $(.5) million.

       See accompanying notes appended to the financial data and summaries

                         NORTH FORK BANCORPORATION, INC.
                    NOTES TO THE FINANCIAL DATA AND SUMMARIES

(1) This press release contains certain supplemental financial information, described in the following notes, which has been determined by methods other than Generally Accepted Accounting Principles ("GAAP") that management uses in its analysis of the Company's performance. Management believes these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the Company, its business and performance trends and facilitates comparisons with the performance of others in the financial services industry.

     Return on average tangible assets and return on average tangible equity, which represent non-GAAP measures are computed, on an annualized basis, as follows:

     - Return on average tangible assets is computed by dividing net income, plus amortization of identifiable intangible assets, net of taxes by average total assets less average goodwill and average identifiable intangible assets.

     - Return on average tangible equity is computed by dividing net income, plus amortization of identifiable intangible assets, net of taxes by average total stockholders' equity less average goodwill and average identifiable intangible assets.

                                                        THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                    --------------------------   --------------------------
                                                    DECEMBER 31,   DECEMBER 31   DECEMBER 31,   DECEMBER 31
                                                        2005           2004          2005          2004
                                                    ------------   -----------   ------------   -----------
(dollars in thousands)
Net Income, as Reported                             $   210,450    $   221,750   $   948,847    $   552,996
   Add: Amortization of identifiable Intangibles
      Assets,
   Net of Taxes                                           6,054          6,139        23,902          9,939
                                                    -----------    -----------   -----------    -----------
Net Income adjusted for Intangible Assets           $   216,504    $   227,889   $   972,749    $   562,935
                                                    ===========    ===========   ===========    ===========
Average Total Assets                                $58,232,383    $58,746,739   $59,654,950    $32,900,141
   Less: Average Goodwill                             5,914,615      5,677,527     5,891,738      1,960,559
   Less: Average Identifiable Intangible Assets         119,784        156,128       133,486         62,374
                                                    -----------    -----------   -----------    -----------
      Average Total Tangible Assets                 $52,197,984    $52,913,084   $53,629,726    $30,877,208
                                                    ===========    ===========   ===========    ===========
Average Stockholders' Equity                        $ 9,157,876    $ 8,820,845   $ 9,160,693    $ 3,684,525
   Less: Average Goodwill                             5,914,615      5,677,527     5,891,738      1,960,559
   Less: Average Identifiable Intangible Assets         119,784        156,128       133,486         62,374
                                                    -----------    -----------   -----------    -----------
      Average Tangible Stockholders' Equity         $ 3,123,477    $ 2,987,190   $ 3,135,469    $ 1,661,592
                                                    ===========    ===========   ===========    ===========
Return on Average Tangible Assets                          1.65%          1.71%         1.81%          1.82%
Return on Average Tangible Stockholders' Equity           27.50%         30.35%        31.02%         33.88%

(2) The efficiency ratio, which represents a non-GAAP measure, is defined as the ratio of non-interest expense net of amortization of identifiable intangibles and facility closures expense to net interest income on a tax equivalent basis and other non-interest income net of securities gains/(losses), temporary recovery/(impairment) charge on mortgage servicing rights and gain on sale of other investments.

(3) The table below represents the components of mortgage banking income for the periods indicated:

                                                 THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                            ---------------------------   ---------------------------
                                            DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                2005           2004           2005           2004
                                            ------------   ------------   ------------   ------------
(dollars in thousands)
MORTGAGE BANKING INCOME:
Gain on Sale of Loans Held-for-Sale (a)       $ 91,615       $ 52,938       $431,145       $ 53,710
Mortgage Banking Fees, net                      22,318         25,006        100,173         27,990
Amortization of Mortgage Servicing Rights      (23,590)       (20,858)       (87,354)       (20,858)
Temporary Recovery/(Impairment) -
   Mortgage Servicing Rights                     2,305             --        (23,126)            --
                                              --------       --------       --------       --------
TOTAL MORTGAGE BANKING INCOME                 $ 92,648       $ 57,086       $420,838       $ 60,842
                                              ========       ========       ========       ========

(a) Gain on sale margins on loan sales include the impact of the valuation of mortgage loans held-for-sale and interest rate lock commitments, the impact of the valuation of derivatives utilized to manage the exposure to interest rate risk associated with mortgage loan commitments and mortgage loans held-for-sale, and the impact of adjustments related to reserves established for representations and warranties made in conjunction with loan sales.